EXHIBIT 99.1

3D Systems Reports Q4 and Full Year 2013 Results

  Record Quarterly and Annual Revenue on Increased Organic Growth
  Expects 2014 Revenue of $680 million to $720 million on 30% organic growth

ROCK HILL, S.C., Feb. 28, 2014 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today that its fourth quarter revenue grew 52% from the prior year to a record $154.8 million on 34% overall organic growth, resulting in GAAP earnings of $0.11 per share and non-GAAP earnings of $0.19 per share for the fourth quarter.

For the fourth quarter 2013, gross profit increased 53% and gross profit margin remained flat at 51.7% compared to the 2012 fourth quarter, and contributed to GAAP net income of $11.2 million, and non-GAAP net income of $19.7 million.

For the full year 2013, revenue increased 45% to a record $513.4 million on 80% printers and other products growth and 29% organic growth, resulting in GAAP earnings of $0.45 per share and non-GAAP earnings of $0.85 per share for the year. Gross profit increased 48% and gross profit margin expanded 90 basis points to 52.1%.

"We are pleased to report another record revenue quarter on robust professional and advanced manufacturing printers' demand, increased materials' growth rate and total unit sales that more than tripled last year's units," said Avi Reichental, 3D Systems' President and Chief Executive Officer.

Fourth Quarter 2013 Revenue Highlights (compared to 2012 quarter):

  3D printers and other products revenue increased 76% to $73.9 million.
  Print materials revenue grew 39% to $37.2 million.
  Services revenue rose 33% to $43.7 million.
  Healthcare revenue increased 67% to $21.8 million.
  Consumer solutions expanded 162% to $8.9 million.

Full Year 2013 Revenue Highlights (compared to 2012):

  3D printers and other products revenue increased 80% to $227.6 million.
  Print materials revenue grew 24% to $128.4 million.
  Services revenue rose 27% to $157.4 million.
  Healthcare revenue increased 45% to $71.7 million.
  Consumer solutions expanded 206% to $34.8 million.

"Compared to our late quarter expectations, we are disappointed that our stronger order book didn't convert to higher revenue, but instead, resulted in a near doubling of last quarter's backlog. Despite our higher growth, certain revenue categories fell short of our expectations and the concentration of new product announcements deferred sales and suppressed expected gross profit margin for the quarter," continued Reichental.

Consistent with its prior comments, the company more than doubled its fourth quarter R&D spending from $7.8 million the prior year to $16.6 million for the December quarter and continued to rapidly increase its sales, marketing, infrastructure and talent expenditures in support of its growth initiatives and recently announced joint developments and alliances. The impact of these expenditures was partially reflected in the unveiling of 24 new products between December 1st 2013 and January 9th 2014. The company also continued to expand its manufacturing capacity to accommodate increasing demand.

"Maintaining our historical performance doesn't require this level of increased expenditures, but planning to double our revenue over the next couple of years does," said Reichental. Although, in October, we guided for reduced earnings to reflect these actions, our late-quarter expenditures ramp surpassed our expectations."

Management continues to focus on accelerating the company's growth and expanding its market share. Consequently, management is prioritizing initiatives and investments that are central to its plans to double its revenue, over the next couple of years, ahead of short-term earnings, in order to deliver the full potential of its business model. Accordingly, management expects 2014 revenue to be in range of $680 million to $720 million and expects GAAP earnings per share in the range of $0.44 to $0.56 and non-GAAP earnings per share to be in the range of $0.73 to $0.85.

"We believe that 3D Printing is at the cusp of accelerated growth and that the ultimate measure of our success will be the sustainable value we create from our share and scale gains over time. While our stepped up actions and investments pressured our quarterly earnings, we believe that our actions set the stage to substantially compress the time it will take us to extend and solidify our leadership position and deliver greater value," concluded Reichental.

Q4 and Full Year 2013 Conference Call and Webcast

3D Systems plans to hold a conference call and simultaneous webcast to discuss its financial results for the fourth quarter and full year 2013 on Friday, February 28, 2014, at 9:00 a.m. Eastern Time. The company expects to release these financial results and to file its Form 10-K on February 28, 2014.

Date: Friday, February 28, 2014

Time: 9:00 a.m. Eastern Time

Listen via Internet: www.3dsystems.com/investor

Participate via telephone:
Within the U.S.: 1-866-953-6856
Outside the U.S.: 1-617-399-3480
Participant code: 77177985

The recorded webcast will be available beginning approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

Presentation of Information in This Press release

To facilitate a better understanding of the impact that several strategic acquisitions had on its financial results, the company reported non-GAAP measures that adjust net income and earnings per share by excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, litigation settlements, loss on conversion of notes and stock-based compensation expense. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems Corporation

3D Systems is a leading provider of 3D printing centric design-to-manufacturing solutions including 3D printers, print materials and cloud sourced on-demand custom parts for professionals and consumers alike in materials including plastics, metals, ceramics and edibles. The company also provides integrated 3D scan-based design, freeform modeling and inspection tools. Its products and services replace and complement traditional methods and reduce the time and cost of designing new products by printing real parts directly from digital input. These solutions are used to rapidly design, create, communicate, prototype or produce real parts, empowering customers to manufacture the future.

Leadership Through Innovation and Technology

  3DS invented 3D printing with its Stereolithography (SLA) printer and was the first to commercialize it in 1989.
  3DS invented Selective Laser Sintering (SLS) printing and was the first to commercialize it in 1992.
  3DS invented the Color-Jet-Printing (CJP) class of 3D printers and was the first to commercialize 3D powder-based systems in 1994.
  3DS invented Multi-Jet-Printing (MJP) printers and was the first to commercialize it in 1996.

Today its comprehensive range of 3D printers is the industry's benchmark for production-grade manufacturing in aerospace, automotive, patient specific medical device and a variety of consumer, electronic and fashion accessories.

More information on the company is available at www.3DSystems.com.

Tables Follow

3D Systems Corporation
Consolidated Statements of Operations and Comprehensive Income
Quarter and Year Ended December 31, 2013 and 2012

	Quarter Ended December 31,		Full Year Ended December 31,
(in thousands, except per share amounts)	2013	2012	2013	2012
Revenue:
Products	$ 111,095	$ 68,757	$ 356,032	$ 229,980
Services	43,722	32,814	157,368	123,653
Total revenue	154,817	101,571	513,400	353,633
Cost of sales:
Products	51,059	31,665	159,628	105,286
Services	23,661	17,410	86,178	67,151
Total cost of sales	74,720	49,075	245,806	172,437
Gross profit	80,097	52,496	267,594	181,196
Operating expenses:
Selling, general and administrative	45,547	26,524	143,244	97,422
Research and development	16,574	7,806	43,489	23,203
Total operating expenses	62,121	34,330	186,733	120,625
Income from operations	17,976	18,166	80,861	60,571
Interest and other expense, net	1,475	8,703	16,855	17,292
Income before income taxes	16,501	9,463	64,006	43,279
Provision for (benefit of) income taxes	5,248	(1,449)	19,887	4,338
Net income	11,253	10,912	44,119	38,941
Net (income) attributable to noncontrolling interest	(29)	—	(12)	—
Net income attributable to 3D Systems Corporation	$ 11,224	$ 10,912	$ 44,107	$ 38,941

Other comprehensive income:
Pension adjustments, net of taxes	$ (190)	$ (715)	$ (168)	$ (714)
Foreign currency translation gain attributable to 3D Systems Corporation	1,868	1,450	1,968	1,640
Liquidation of non-US entity	173	—	173	—
Total other comprehensive income	1,851	735	1,973	926
Comprehensive income	13,075	11,647	46,080	39,867
Foreign currency translation gain attributable to noncontrolling interest	(50)	—	(50)	—
Comprehensive income attributable to 3D Systems Corporation	$ 13,025	$ 11,647	$ 46,030	$ 39,867

Net income per share available to 3D System's common stockholders' — basic and diluted	$ 0.11	$ 0.13	$ 0.45	$ 0.48

3D Systems Corporation
Consolidated Balance Sheets
December 31, 2013 and 2012

	December 31,	December 31,
(in thousands, except par value)	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$ 306,316	$ 155,859
Accounts receivable, net of allowance for doubtful accounts of $8,133 (2013) and $4,317 (2012)	132,121	79,869
Inventories, net	75,148	41,820
Prepaid expenses and other current assets	7,203	4,010
Current deferred income taxes	6,067	5,867
Restricted cash	—	13
Total current assets	526,855	287,438
Property and equipment, net	45,208	34,353
Intangible assets, net	141,709	108,377
Goodwill	370,066	240,314
Long term deferred income taxes	548	107
Other assets, net	13,470	6,853
Total assets	$ 1,097,856	$ 677,442
LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$ 187	$ 174
Accounts payable	51,729	32,095
Accrued and other liabilities	28,430	24,789
Customer deposits	5,466	2,786
Deferred revenue	24,644	15,309
Total current liabilities	110,456	75,153
Long term portion of capitalized lease obligations	7,277	7,443
Convertible senior notes, net	11,416	80,531
Deferred income tax liability	19,714	23,142
Other liabilities	15,201	10,840
Total liabilities	164,064	197,109
Commitments and Contingencies
Stockholders' equity:
Common stock, $0.001 par value, authorized 220,000 shares (2013) and 120,000 (2012); issued 103,818 (2013) and 89,783 (2012)	104	60
Additional paid-in capital	866,552	460,237
Treasury stock, at cost: 600 shares (2013) and 355 shares (2012)	(286)	(240)
Accumulated earnings	60,487	16,410
Accumulated other comprehensive income	5,789	3,866
Total 3D Systems Corporation stockholders' equity	932,646	480,333
Noncontrolling interest	1,146	—
Total stockholders' equity	933,792	480,333
Total liabilities and stockholders' equity	$ 1,097,856	$ 677,442

3D Systems Corporation
Consolidated Statements of Cash Flows
Year Ended December 31, 2013 and 2012

(in thousands)	2013	2012
Cash flows from operating activities:
Net income	$ 44,119	$ 38,941
Adjustments to reconcile net income to net cash provided by operating activities:
Benefit of deferred income taxes	(9,892)	(661)
Depreciation and amortization	30,444	21,229
Non-cash interest on convertible notes	974	3,876
Provision for bad debts	4,961	3,039
Stock-based compensation	13,558	5,118
(Gain) loss on the disposition of property and equipment	1,128	(674)
Deferred interest income	(1,018)	—
Loss on conversion of convertible debt	11,275	7,021
Changes in operating accounts:
Accounts receivable	(43,684)	(19,246)
Inventories	(30,893)	(12,225)
Prepaid expenses and other current assets	(1,780)	(794)
Accounts payable	7,620	(238)
Accrued liabilities	(6,495)	7,567
Customer deposits	1,904	(1,336)
Deferred revenue	7,526	1,164
Other operating assets and liabilities	(4,563)	(1,251)
Net cash provided by operating activities	25,184	51,530
Cash flows from investing activities:
Purchases of property and equipment	(6,972)	(3,224)
Additions to license and patent costs	(1,648)	(729)
Proceeds from disposition of property and equipment	1,882	—
Cash paid for acquisitions, net of cash assumed	(162,318)	(183,701)
Other investing activities	(4,701)	—
Net cash used in investing activities	(173,757)	(187,654)
Cash flows from financing activities:
Proceeds from issuance of common stock	272,076	106,889
Proceeds from 5.50% convertible notes	—	—
Tax benefits from share-based payment arrangements	26,038	1,514
Convertible notes capitalized costs	—	—
Proceeds from exercise of stock options and restricted stock, net	902	4,400
Cash disbursed in lieu of fractional shares related to stock split	(176)	—
Repayment of capital lease obligations	(157)	(163)
Restricted cash	13	—
Net cash provided by financing activities	298,696	112,640
Effect of exchange rate changes on cash	334	223
Net increase (decrease) in cash and cash equivalents	150,457	(23,261)
Cash and cash equivalents at the beginning of the period	155,859	179,120
Cash and cash equivalents at the end of the period	$ 306,316	$ 155,859

3D Systems Corporation
Schedule 1
Earnings Per Share

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2013	2012	2013	2012
Numerator:
Net income attributable to 3D Systems – numerator for basic net earnings per share	$ 11,224	$ 10,912	$ 44,107	$ 38,941
Add: Effect of dilutive securities
Interest expense on 5.50% convertible notes (after-tax)	—	—	—	—
Numerator for diluted earnings per share	$ 11,224	$ 10,912	$ 44,107	$ 38,941

Denominator:
Weighted average shares – denominator for basic net earnings per share	102,900	86,126	98,393	80,817
Add: Effect of dilutive securities
Stock options and other equity compensation	—	54	—	906
5.50% convertible notes (after-tax)	—	—	—	—
Denominator for diluted earnings per share	102,900	86,180	98,393	81,723

Earnings per share
Basic & diluted	$ 0.11	$ 0.13	$ 0.45	$ 0.48

Interest expense excluded from diluted earnings per share calculation	$ 85	$ 3,707	$ 1,835	$ 9,002
5.50% Convertible notes shares excluded from diluted earnings per share calculation	877	4,239	1,764	5,957

3D Systems Corporation
Schedule 2
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income
Quarter and Year Ended December 31, 2013 and 2012

	Quarter Ended December 31, 2013		Full Year Ended December 31, 2013
($ in millions, except per share amounts)	2013	2012	2013	2012
GAAP net income	$ 11,224	$ 10,912	$ 44,107	$ 38,941
Cost of sales adjustments:
Amortization of intangibles	60	60	250	193
Operating expense adjustments:
Amortization of intangibles	5,536	3,156	20,448	11,259
Acquisition and severance expenses	1,700	2,239	7,057	4,982
Non-cash stock-based compensation expense	5,031	1,463	13,495	4,613
Other expense adjustments:
Non-cash interest expense	93	952	973	3,489
Loss on convertible notes	—	5,776	11,275	6,295
(Gain) loss on litigation and tax settlements	—	—	2,457	(1,296)
Tax effect	(3,925)	(1,974)	(16,327)	(610)
Non-GAAP net income	$ 19,719	$ 22,584	$ 83,735	$ 67,866

Non-GAAP diluted earnings per share	$ 0.19	$ 0.26	$ 0.85	$ 0.83
CONTACT: Investor Contact:
         Stacey Witten
         Email: Stacey.Witten@3dsystems.com

         Media Contact:
         Alyssa Reichental
         Email: Press@3dsystems.com